Exhibit 99.4

MB Hospitality (AUSAP), LP

Financial Statements

June 30, 2017 and 2016

MB Hospitality (AUSAP), LP

June 30, 2017 and 2016

Table of Contents

Page(s)

Balance Sheets	2

Statements of Operations	3

Statements of Partners’ Capital	4

Statements of Cash Flows	5

Notes to Financial Statements	6-9

MB Hospitality (AUSAP), LP

Balance Sheets

	June 30,
	2017	2016
Assets
Current assets
Cash and cash equivalents	$865,925	$544,666
Reserve and escrow accounts	222,221	—
Accounts receivable	41,894	—
Due from affiliate	—	39,150
Prepaid expenses and other current assets	39,389	—

Total current assets	1,169,429	583,816

Property and equipment
Land and land improvements	1,756,813	1,756,813
Buildings and improvements	10,861,808	—
Furniture, fixtures and equipment	2,084,517	—
Computer software and equipment	1,987	—
Construction in progress	—	10,921,623

	14,705,125	12,678,436
Less accumulated depreciation	(546,303)	—

Total property and equipment, net	14,158,822	12,678,436

Other assets, net of accumulate amortization	74,987	—

Total assets	$15,403,238	$13,262,252

Liabilities and Partners’ Capital
Current liabilities
Note payable	$10,554,375	$—
Fair value of derivative, current	43,331	—
Accounts payable	205,106	526,951
Due to affiliate	9,357	—
Accrued expenses and other liabilities	262,913	—

Total current liabilities	11,075,082	526,951

Fair value of derivative, net of current portion	16,887	—
Note payable	—	7,733,007

Total liabilities	11,091,969	8,259,958

Commitments and contingencies

Partners’ capital
General partner	431	501
Limited partners	4,310,838	5,001,793

Total partners’ capital	4,311,269	5,002,294

Total liabilities and partners’ capital	$15,403,238	$13,262,252

See accompanying notes to financial statements.

MB Hospitality (AUSAP), LP

Statements of Operations

	Six Months Ended June 30,
	2017	2016
Revenues	$2,416,363	$—

Costs and expenses
Rooms	475,534	—
General and administrative	460,291	—
Advertising and marketing	73,181	—
Repairs and maintenance	17,103	—
Utilities	58,920	—
Property taxes and insurance	181,878	—
Management fee and owners’ expense	96,755	—
Information and telecommunication systems	31,412	—
Other expenses	3,665	—

Total costs and expenses	1,398,739	—

Operating income	1,017,624	—

Unrealized loss on derivatives	60,218	—
Interest expense	262,163	14,687
Depreciation and amortization	306,445	—

Net income (loss)	$388,798	$(14,687)

See accompanying notes to financial statements.

MB Hospitality (AUSAP), LP

Statements of Partners’ Capital

For the Six Months Ended June 30, 2017 and 2016

	General Partner	Limited Partners	Total
Balance, January 1, 2016	$502	$5,016,479	$5,016,981
Net loss	(1)	(14,686)	(14,687)

Balance, June 30, 2016	$501	$5,001,793	$5,002,294

Balance January 1, 2017	$472	$4,721,999	$4,722,471
Distributions	(80)	(799,920)	(800,000)
Net income	39	388,759	388,798

Balance, June 30, 2017	$431	$4,310,838	$4,311,269

See accompanying notes to financial statements.

MB Hospitality (AUSAP), LP

Statements of Cash Flows

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities
Net income (loss)	$388,798	$(14,687)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	304,570	—
Amortization of franchise fees	1,875	—
Amortization of deferred financing costs	14,687	14,687
Unrealized loss on derivative	60,218	—
Changes in operating assets and liabilities:
Reserve and escrow accounts	(222,221)	—
Accounts receivable	20,539	—
Due from affiliate	—	(39,150)
Prepaid expenses and other current assets	(18,276)	—
Accounts payable	(131,867)	(426,596)
Due to affiliate	(24,975)	(31,928)
Accrued expenses and other liabilities	205,752	—

Net cash provided by (used in) operating activities	599,100	(497,674)

Cash flows from investing activities:
Proceeds from disposals of property and equipment	7,766	—
Purchase of property and equipment	—	(6,226,140)

Net cash provided by (used in) investing activities	7,766	(6,226,140)

Cash flows from financing activities:
Distribution to partners	(800,000)	—
Proceeds from note payable	—	7,268,480

Net cash provided by (used in) financing activities	(800,000)	7,268,480

Net increase (decrease) in cash and cash equivalents	(193,134)	544,666
Cash and equivalents at beginning of period	1,059,059	—

Cash and equivalents at end of period	$865,925	$544,666

Supplemental disclosure of cash flow information:
Cash paid for interest	$247,476	$153,074

Cash paid for taxes	$7,650	$—

See accompanying notes to financial statements.

MB Hospitality (AUSAP), LP

Notes to Financial Statements

June 30, 2017 and 2016

Note 1 - Summary of Significant Accounting Policies

Description of business

MB Hospitality (AUSAP), LP (“the Partnership”), a Texas limited partnership, was formed on May 27, 2014. The Partnership was formed to develop, own and operate a hotel in Austin, Texas, consisting of 120 guest rooms and related amenities and facilities. The hotel opened on August 3, 2016.

Organization

The Partnership’s ownership structure is comprised of a General Partner with a 0.01% interest and two Limited Partners with 4.99% and 95.00% interests. Profit and losses are allocated proportionally to the partners based on their respective capital percentages. The partnership agreement has a term lasting until December 31, 2064, unless sooner dissolved in accordance with the agreement.

Cash equivalents

For purposes of the statements of cash flows, the Partnership considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

Reserve and escrow accounts

The Partnership’s reserve and escrow accounts consists of escrow deposits to be used for future improvements to the property and for property tax and insurance payments.

Property and equipment

Property and equipment are stated at cost. Depreciation is calculated on the straight-line method based upon the estimated useful lives of the assets as follows:

Useful Lives
Building	39 years
Land improvements	15 years
Computer software and equipment	5 years
Furniture, fixtures and equipment	7 years

Improvements that extend the life of the asset are capitalized. Maintenance and repairs are charged to expense as incurred.

The Partnership reviews its properties whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable through operations. If an impairment is indicated, a loss will be recorded for the amount by which the carrying value of the property exceeds its fair value. The Partnership does not believe that any such changes have occurred and as such there were no impairment losses recorded for the six months ended June 30, 2017 or 2016.

MB Hospitality (AUSAP), LP

Notes to Financial Statements

June 30, 2017 and 2016

Note 1 - Summary of Significant Accounting Policies (Continued)

Accounts receivable

Accounts receivable consist of unbilled hotel guest charges for guests staying at the hotel at period-end and corporate account customer charges from various times throughout the period. The Partnership estimates an allowance for doubtful accounts based on historical activity, with no allowance deemed necessary as of June 30, 2017 and 2016.

Deferred franchise fees

Deferred franchise fees represent the initial fees to obtain the right to operate the hotel under the System Hotel name. Deferred franchise fees are amortized on a straight-line basis from the date the hotel opened for business through the expiration date of the franchise agreement. Unamortized deferred franchise fees are included in other assets on the accompanying balance sheets.

Deferred financing costs

Deferred financing costs are those costs incurred in connection with obtaining a note payable and is amortized to interest expense, on a straight-line basis, which approximates the interest method, over the term of the note payable. Deferred financing costs are presented as a direct deduction from the carrying value of the associated note payable.

Income taxes

The Partnership is organized as a Texas limited partnership and therefore, income and losses are reported in the tax returns of the partners.

The Partnership recognizes in the financial statements the impact of an uncertain tax position only if that position is more likely than not of being sustained upon examination by the taxing authority. Should the Partnership be subject to examination by the taxing authority, any adjustments required would be passed through to the partners for their share of such adjustments.

Revenue recognition

Revenues are recognized when services have been performed, generally at the time of the hotel stay or at the point of sale.

Advertising

Advertising costs are expensed as incurred. Advertising expense was $73,181 and $0 for the six months ended June 30, 2017 and 2016, respectively, which is included in advertising and marketing on the accompanying statements of operations.

MB Hospitality (AUSAP), LP

Notes to Financial Statements

June 30, 2017 and 2016

Note 1 - Summary of Significant Accounting Policies (Continued)

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of credit risk

The Partnership operates one hotel. Future operations could be affected by economic or other conditions in its geographical area or by changes in the travel and tourism industry.

Financial instruments which potentially subject the Partnership to concentrations of credit risk are primarily cash and cash equivalents and trade receivables. The Partnership maintains cash accounts in major U.S. financial institutions. The balances of these accounts occasionally exceed the federally insured limits, although no losses have been incurred in connection with such cash balances. Any losses incurred in connection with accounts receivable are immaterial and considered a normal cost of operations.

Recent accounting pronouncement

In April 2015, the Financial Accounting Standards Board issued new guidance which requires debt issuance costs to be presented in the balance sheet as a direct deduction from the carrying value of the associated debt. The new guidance does not affect the recognition and measurement of debt issuance costs. Therefore, the amortization of such costs will continue to be calculated using the interest method and be reported as interest expense. The new guidance is effective for financial statements issued in fiscal years beginning after December 15, 2015, and will be applied on a retrospective basis. Early adoption is permitted for financial statements that have not been previously issued. The Partnership’s adoption of this guidance did not have a material impact on the Partnership’s financial statements, other than balance sheet reclassifications.

Derivative financial instruments

On December 28, 2016, the Partnership entered into a 4.865% LIBOR interest rate swap agreement. This swap agreement has an initial notional amount of $7,950,000 with a declining balance which expires on December 1, 2019. For the six months ended June 30, 2017, the realized loss from the interest rate swap was $34,565 and is included in interest expense in the accompanying statements of operations. For the six months ended June 30, 2017, the unrealized loss from the interest rate swap was $60,218 and is included in unrealized loss on interest swap derivative on the accompanying statements of operations.

The Partnership has not designated these interest rate derivative contracts as cash flow hedges, and as such, any changes in fair value of these derivatives are recognized currently in earnings. As of June 30, 2017, the fair value of this instrument was a liability of $60,218 and is reflected in the balance sheets as a component of fair value of derivative instruments.

MB Hospitality (AUSAP), LP

Notes to Financial Statements

June 30, 2017 and 2016

Note 2 - Note Payable to Financial Institution

Effective May 19, 2015, the Partnership entered into a promissory note with a financial institution that allows for draws up to $11,750,000 upon certain milestones. The note matures on May 19, 2018 with interest payments due monthly and principal and any accrued but unpaid interest due at maturity. Upon the maturity date of the note, the Partnership has the option to extend the note three separate times for a period of one year increments. The note is secured by the hotel and partners’ guarantees. Interest accrues at a rate of LIBOR plus 3% per annum. As of June 30, 2017 and 2016, the interest rate was 4.23% and 3.47%, respectively.

For the six months ended June 30, 2016, the Partnership capitalized $77,988 of interest from the note payable related to the construction of the hotel.

In connection with the note payable, the Partnership incurred deferred financing costs of $88,125. The Partnership recorded $14,687 of interest expense related to the deferred financing costs on the note payable for the six months ended June 30, 2017 and 2016.

Long-term debt at June 30, 2017 and 2016 consisted of the following:

	2017	2016
Note payable to financial institution	$10,580,169	$7,788,176
Less: unamortized debt financing cost	(25,794)	(55,169)

Note payable, less unamortized debt financing cost	$10,554,375	$7,733,007

Note 3 - Related Party Transactions

For the six months ended June 30, 2017 and 2016, the Partnership incurred $36,261 and $0, respectively, in asset management fees, to a related party for hotel management functions. The asset management fee is calculated based on 1.5% of gross revenue. As of June 30, 2017, the Partnership has accounts payable to a related party of $9,357 and as of June 30, 2016, the Partnership has accounts receivable from a related party of $39,150.

Note 4 - Subsequent Events

Subsequent to June 30, 2017, the Partnership received a letter of intent for the purchase of the hotel from a public company. There is a due diligence period of 45 days with closing set to occur 30 days after the due diligence period.

The Partnership has evaluated subsequent events through August 25, 2017, which is the date the financial statements were available to be issued and has determined that there are no other items that require disclosure.